SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K

                                 Current Report


                                 July 28, 1997
                (Date of Report - Date of Earliest Event Reported)

                                   33-02035-A
                            (Commission File Number)


                           CORRECTIONS SERVICES, INC.

       Florida                                              59-2508470
(State or other jurisdiction                               (IRS Employer
of incorporation or organization)                          Identification No.)

                          3040 East Commercial Boulevard
                          Fort Lauderdale, Florida  33308
                      (Address of Principal Executive Offices)


                                (954) 772-2297
                         (Registrant's Telephone Number)


                                     None
                (Former Name, Former Address and Former Fiscal Year,
                           if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     The Company ("CSI") has entered into a Capital Stock Purchase Agreement pursuant to which it will acquire all of the issued and outstanding capital stock of Hi-Tech Leasing, Inc., a closely held Florida corporation which is now a wholly-owned subsidiary of Vanderbilt Square Corp., a publicly held Florida corporation. Hi-Tech Leasing, Inc. is engaged in financial services and has been operated as a wholly-owned subsidiary by Vanderbilt Square Corp. Since 1986.

     Pursuant to the terms of the Capital Stock Purchase Agreement, the Company will acquire all of the issued and outstanding capital stock of Hi-Tech Leasing, Inc. from Vanderbilt Square Corp. for 2,000,000 shares of the Company's authorized but previously unissued restricted Common Stock. The Company and Vanderbilt Square Corp. have generally agreed that the exchange of CSI shares as consideration for the Company's acquisition of Hi-Tech Leasing Corp. is valued at approximately $600,000.

     The Company is informed that the acquisition transaction has been approved by the approval of the Shareholders of Vanderbilt Square Corp.

                                 SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CORRECTIONS SERVICES, INC.



Dated:  July 28, 1997             BY:/s/Norman H. Becker
                                     Norman H. Becker, President